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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1997, which appears on page F-1 of Total Renal Care Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
Seattle, Washington
August 29, 1997